EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Worldteq Group International, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated April 14, 2004 with respect to the financial statements of WorldTeq Group International, Inc, included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.

/s/ Malone & Bailey
Malone & Bailey, PLLC
Houston, Texas


May 20, 2004


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